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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


      We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus which is a part of this Registration Statement on Form S-4 of our report dated January 13, 1995, on the consolidated financial statements of National American Bancorp, Inc. and subsidiaries. We also consent to the references made to us under the caption "Experts" in such Proxy
Statement/Prospectus.

                              /s/ Parente, Randolph, Orlando, Carey & Associates

                              PARENTE, RANDOLPH, ORLANDO, CAREY & ASSOCIATES


Wilkes-Barre, Pennsylvania
September 29, 1995